EXHIBIT 10.4


July 15,1998


Dear ___________:

         SIS Bancorp, Inc. ("Bancorp") and Springfield Institution for Savings ("SIS") are exploring various alternatives with respect to Bancorp and SIS, including a merger or other combination with a third party. This letter sets forth the understanding and agreement between you and SIS with respect to our respective rights and obligations in connection with your continued employment and cooperation in a potential reorganization involving SIS (a "Reorganization").

         1. You agree to assist and cooperate fully with Bancorp and SIS in all matters related to its efforts to consummate a Reorganization and perform all tasks reasonably requested of you to support and help bring about such a Reorganization. Furthermore, in recognition of SIS's desire that you make yourself available for employment with SIS or any successor entity following the completion of a Reorganization should it desire to retain your services, you agree to review and consider in good faith employment offers (including the continuation of your present terms of employment), if any, made by SIS or any such successor entity following a Reorganization.

         2. (a) In connection with the possible Reorganization, SIS will provide you with severance consisting of twelve (12) months of your current monthly base salary plus medical, dental and other nonretirement benefits if:

                           (i) you are terminated  without cause as set forth in
                  paragraph 6 prior to the closing of such a Reorganization (the "Closing");

                           (ii) you do not receive an offer of  employment  from
                  SIS or any successor entity at or about the time of Closing that includes a base salary at least equal to the base salary received from SIS as of the time of the Closing, and that provides you with benefits reasonably comparable in the aggregate to your current benefits ("Comparable Compensation");

                           (iii) you receive but do not accept an offer of employment from SIS or any such successor entity at Comparable Compensation because the location of the employment offered entailed an additional commute from your current residence of more than forty (40) miles; or


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(Name)
July 15, 1998
Page 2

                           (iv) you  accept a position  with SIS or a  successor
                  entity and are subsequently terminated without cause as defined in paragraph 7 prior to the completion of 365 calendar days of employment (commencing upon the day after the Closing), or you are subjected to a reduction of your base salary, or you are required to relocate to a new employment location that will entail an additional commute from your current residence of more than forty (40) miles.

         (b) Severance shall be paid in a lump sum in the first month after the occurrence of an event specified in subparagraph (a) above that entitles you to severance payments. If you are terminated by SIS or a successor entity after one
(1) year of employment following the Closing, you may be eligible for severance benefits at such time but will no longer be covered by the terms of this letter agreement.

3. You and your eligible dependents shall be eligible during the twelve (12) months following your becoming entitled to severance payments hereunder to participate in medical, dental and other nonretirement plans with no required contribution from you other than contributions currently required from active employees covered by such plans.

4. Prior to a public announcement concerning any Reorganization, you agree that without the prior consent of SIS you will not disclose to any person or entity (other than those individuals identified to you in writing as being active participants in the Reorganization process) either the fact that discussions or negotiations are taking place or have taken place regarding the Reorganization or any of the terms, conditions or other facts relating to the possible Reorganization, including the status thereof.

5. Nothing contained herein shall obligate SIS or any other party to offer you continued employment or to provide you with any minimum level of compensation or benefits.

6. SIS retains the right to terminate your employment prior to the Closing. Unless terminated for reasons set forth in subparagraphs (a), (b) or (c) below prior to Closing, including any termination as a result of a reduction in force, you shall receive the severance benefits referenced in paragraph 2. In the event of termination for cause as defined in subparagraphs (a), (b) and (c) below, you shall not be entitled to the benefits referenced in paragraph 2. Reasons for termination for cause are:

     (a) failure to perform any of the material duties of your position, including special projects and assignments; or

     (b) breach of any material provision of SIS's standards of business behavior and ethics; or


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(Name)
July15, 1998
Page 3

     (c)  serious misconduct in willful disregard of the interests of SIS.

7. The following conduct shall constitute "cause" for termination after Closing:

     (a)  repeated  failure  to  perform  any of the  material  duties  of  your position, including special projects and assignments, provided reasonable written notice and an opportunity to cure performance deficiencies has been provided;

     (b) breach of any material provision of SIS's or any successor entity's standards of business behavior and ethics: or

     (c) serious misconduct in willful disregard of SIS's or any successor entity's interests.

8. Entire Agreement. This letter constitutes the entire agreement between the parties and supersedes any prior communications, agreements or understandings, whether oral or written, with respect to the terms of your continued employment.

9. Arbitration of Claims. The parties agree that any disputes arising during the term of your employment with SIS, including but not limited to any claims arising under the terms of this agreement, shall be subject to final and binding arbitration as the sole and exclusive forum for dispute resolution. Arbitration under this section shall be conducted pursuant to the rules of the American Arbitration Association applicable to employment disputes. Either party may request arbitration in writing pursuant to this section within six (6) months of the event(s) giving rise to the dispute. Failure to request arbitration within the time period shall forever bar any action in court or before any administrative agency and shall be construed as an explicit waiver and release of all claims as enumerated herein. Claims covered by this section include, but are not limited to, claims for breach of contract, breach of the covenant of good faith and fair dealing, tort claims, claims arising under common law, claims for discrimination and claims for compensation or benefits under the terms of this agreement. Any arbitration award issued under this section shall extinguish all other rights of the parties with respect to the subject matter of the dispute, whether grounded in contract, federal or state statutes, or common law, and otherwise will be final and binding on the parties. Claims not covered by this section are claims regarding your compensation other than pursuant to this agreement, including but not limited to modification in compensation, the amount and award of discretionary company bonuses and stock options, eligibility for benefits under any company benefit plan covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the amount of benefits provided under a company benefit plan covered by ERISA, any claim cognizable under ERISA, or any claims for workers' compensation or unemployment compensation under a state workers' compensation or unemployment compensation law.

10. Confidentiality. You agree to keep confidential this agreement and not to disclose either the fact of the agreement or the terms thereof, except where necessary to members of your immediate family, tax or legal advisors, and as required in response to a valid subpoena or court order. Failure to comply with the provisions of this paragraph 10 will be deemed a material breach of the agreement and may result in forfeiture of the payments and benefits provided herein.



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(Name)
July15, 1998
Page 4

11. Amendment and Termination. SIS reserves the right to amend or terminate this agreement at any time, provided that no such amendment or termination may be made after the Closing without your consent.

         If you are in agreement with the foregoing, please sign, date and return the enclosed copy of this letter to the undersigned, whereupon it shall become a binding agreement between us.

                                     Very truly yours,

                                     SPRINGFIELD INSTITUTION FOR SAVINGS

                                     By:  ___________________________
                                          (Signature)


                           AGREED AND ACCEPTED:


_____________________________                 Date:  __________________________
Name: